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                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                   PUBLIC STEERS(R) SERIES 1998 IBM Z-2 TRUST

                                DISTRIBUTION DATE
                                DECEMBER 2, 2002

                            CUSIP NUMBER 744-593-AC8

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the International Business Machines Corporation Debentures due 2096 (the "Underlying Securities"):

                   Interest:                $3,384,375.00
                   Principal:                        0.00
                   Premium:                          0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                   Paid by the Trust:
                   Paid by the Depositor:       $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

           Class A:
                   Interest:                $2,151,751.38
                   Principal:               $1,232,000.00

           Class B:
                   Interest:                         0.00
                   Principal:                        0.00

           Unpaid Interest Accrued:                  0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                   Principal Amount:         $95,000,000
                   Interest Rate:                     7.125%
                   Rating:
                           Moody's Investor Service            A1
                           Standard & Poor's Rating Service    A+
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(v)   the aggregate Certificate Principal Balance (or Notional Amount, if
      applicable) of each Class of such Series at the close of business on such Distribution Date.

                   Class A:
                   Initial Principal Balance:         $ 76,586,000
                   Reduction:                         ($10,733,000)
                                                      ------------
                   Principal Balance 12/02/02:        $ 65,853,000

                   Class B:
                   Principal Balance
                   at Maturity:                       $ 95,000,000